EXHIBIT (a)(5)(ii)

NOTICE OF WITHDRAWAL

OF

CLASS A UNITS OF KAISER VENTURES LLC

PREVIOUSLY TENDERED TO MPF

TO:	MACKENZIE PATTERSON FULLER LP
1640 SCHOOL STREET
MORAGA, CALIFORNIA 94556
TELEPHONE: 925-631-9100
FACSIMILE: 925-631-9119

Ladies and Gentlemen:

The following Class A units (the “Units”) of Kaiser Ventures LLC (“Kaiser”) previously tendered to SCM SPECIAL FUND, LLC, MPF FLAGSHIP FUND 13, LLC; MPF DEWAAY PREMIER FUND 4, LLC; MPF FLAGSHIP FUND 10, LLC; MPF SPECIAL FUND 8, LLC; MPF SENIOR NOTE PROGRAM II, LP (collectively, “MacKenzie”), in accordance with the Offer to Purchase dated September 19, 2008, as amended and restated September 26, 2008, are hereby withdrawn.

Name in which Unit(s) are registered	Number of Units

X	X
(Signature of Owner)	(Signature of Joint Owner)

Print Name	Print Name

X	X
(Signature of Individual if not Owner)	(Signature of Individual if not Owner)

Print Name, Capacity and Title	Print Name, Capacity and Title

Address:	Address:

Telephone No. (Day):	Telephone No. (Day):

Telephone No. (Evening):	Telephone No. (Evening):

THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY MACKENZIE NO LATER THAN 11:59 P.M., PACIFIC TIME, ON THURSDAY, OCTOBER 30, 2008. All registered holders of Units must sign exactly as the signature in the Letter of Transmittal previously submitted to MacKenzie.

See Instructions on the reverse.

INSTRUCTIONS FOR WITHDRAWAL

OF

PREVIOUSLY TENDERED CLASS A UNITS IN

KAISER VENTURES LLC

TO

MPF

1. DELIVERY OF NOTICE OF WITHDRAWAL FROM THE MACKENZIE OFFER. If you are withdrawing Units previously tendered pursuant to the offer by MacKenzie dated September 19, 2008, as amended and restated September 26, 2008 (the “MacKenzie Offer”), please complete and execute the Notice of Withdrawal that is on the other side of this page, and send the executed document to:

MACKENZIE PATTERSON FULLER LP

1640 SCHOOL STREET

MORAGA, CALIFORNIA 94556

TELEPHONE: 925-631-9100

FACSIMILE: 925-631-9119

2. DUE DATE FOR NOTICE OF WITHDRAWAL. If you wish to withdraw from the MacKenzie Offer, MACKENZIE MUST RECEIVE YOUR COMPLETED NOTICE OF WITHDRAWAL PRIOR TO 11:59 P.M., PACIFIC TIME, ON THURSDAY, OCTOBER 30, 2008 (the expiration date of the MacKenzie Offer).

3. INADEQUATE SPACE. If any space provided in the Notice of Withdrawal is inadequate, please list any additional information on a separate schedule and attach the separate schedule to the Notice of Withdrawal from the MacKenzie Offer.

4. SIGNATURE ON NOTICE OF WITHDRAWAL. The Notice of Withdrawal from the MacKenzie Offer must be signed, as applicable, by the person(s) who signed the Letter of Transmittal relating to the MacKenzie Offer, in the same manner as such Letter of Transmittal was signed. If the Notice of Withdrawal from the MacKenzie Offer is signed by any trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary capacity, such persons should so indicate when signing and must submit proper evidence of their authority to act.

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